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                                                                     Exhibit 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                       INTEGRATED CIRCUIT SYSTEMS, INC.


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Integrated Circuit Systems, Inc.


                                  ARTICLE TWO
                                  -----------

     The address of the corporation's registered office in the State of Pennsylvania is 2435 Boulevard of the Generals, City of Valley Forge, County of Montgomery, State of Pennsylvania; and its registered agent at such address is Hock E. Tan.


                                 ARTICLE THREE
                                 -------------

     The corporation is incorporated under the Business Corporation Law approved the 5th day of May, 1933, P.L. 364. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law of 1988, as amended.


                                 ARTICLE FOUR
                                 ------------

                             A.  AUTHORIZED SHARES
                                 -----------------

     The total number of shares of capital stock which the Corporation has authority to issue is 36,500,000 shares, consisting of:

     (i) 27,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common");
            --------------

     (i) 7,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common"); and
            --------------
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     (ii) 3,000,000 shares of Class L Common Stock, par value $0.01 per share
          ("Class L Common").
            --------------

The Class A Common, Class B Common and Class L Common, and any other common stock issued hereafter, are referred to collectively as the "Common Shares."
                                                             -------------
The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article IV are defined in Part C.

                               B.  COMMON SHARES
                                   -------------

     Except as otherwise provided in this Part B or as otherwise required by applicable law, all Common Shares shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     Section 1.     Voting Rights.  Except as otherwise required by applicable
                    -------------
law, all holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders; provided that,
                                                              -------- ----
except as otherwise required by applicable law, the holders of Class A Common shall not in any respect have cumulative voting rights. Except as otherwise required by applicable law, all holders of Class B Common and Class L Common shall have no right to vote on any matters to be voted on by the Corporation's stockholders.

     Section 2.     Distributions.  At the time of each Distribution, such
                    -------------
Distribution shall be made to the holders of Common Shares in the following priority:

     2A. The holders of Class L Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the aggregate Unpaid Yield on Class L Common held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class L Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 2B or 2C below until the entire amount of the Unpaid Yield on the outstanding shares of Class L Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2A to holders of Class L Common shall constitute a payment of Yield on Class L Common.

     2B. After the required amount of a Distribution has been made in full pursuant to paragraph 2A above, the holders of Class L Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the aggregate Unreturned Cost of shares of Class L Common held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Cost of the outstanding shares of Class L Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 2C below until the entire amount of the Unreturned Cost of the outstanding shares of Class L Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2B to holders of Class L Common shall constitute a payment of Cost of Class L Common.
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     2C.  After the required amount of a Distribution has been made pursuant to paragraphs 2A and 2B above, holders of Common Shares, as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of Common Shares held by each such holder as of the time of such Distribution).

     Section 3.     Stock Splits and Stock Dividends.  The Corporation shall not
                    --------------------------------
in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Shares of one class unless the outstanding Common Shares of all the other classes shall be proportionately subdivided or combined, respectively. All such subdivisions and combinations shall be payable only in Class L Common to the holders of Class L Common, in Class B Common to the holders of Class B Common and in Class A Common to the holders of Class A Common. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Cost.

     Section 4.     Conversion of Class A Common and Class B Common.
                    -----------------------------------------------

     4A. Each holder of an outstanding share of Class A Common may convert such share of Class A Common into a share of Class B Common at any time. Each holder of an outstanding share of Class B Common may convert such share of Class B Common into a share of Class A Common at any time so long as after giving effect to the conversion such holder and such holder's Affiliates, collectively, do not directly or indirectly own more than 49.9% of the outstanding shares of Class A Common.

     4B. If a conversion of Class A Common or Class B Common is to be made in connection with an Initial Public Offering or other transaction, the conversion may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

     4C. As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Class A Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

     4D. The issuance of certificates for shares of Class A Common or Class B Common upon conversion of Class A Common or Class B Common, as the case may be, shall be made without charge to the holders of such Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Common Stock, the Corporation shall take all such actions as are necessary in order to insure that the Class A Common or Class B Common issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

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     4E.  The Corporation shall not close its books against the transfer of
Class A Common or of Class B Common issued or issuable upon conversion in any manner which interferes with the timely conversion of such Common Stock. The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     4F. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common and Class B Common, solely for the purpose of issuance upon the conversion of the Class A Common or Class B Common, such number of shares of Class A Common or Class B Common, issuable upon the conversion of all outstanding Class A Common or Class B Common, as the case may be. All shares of Class A Common and Class B Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common and Class B Common may be so issued without violations of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common or Class B Common may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Class A Common or Class B Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class A Common or Class B Common, as the case may be.

     Section 5.     Conversion of Class L Common upon Initial Public Offering.
                    ---------------------------------------------------------

     5A. Upon the consummation of the Corporation's Initial Public Offering, each outstanding share of Class L Common shall, without any action by the holder thereof, automatically convert into a number of shares of Class A Common equal to the sum of (x) one and (y) the result of (A) the Unreturned Cost plus Unpaid Yield of such share of Class L Common divided by (B) the price per share of the Class A Common in the Initial Public Offering (in each case before giving effect to any stock split declared in connection with such Initial Public Offering).

     5B. As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Class A Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

     5C. The issuance of certificates for shares of Class A Common upon conversion of Class L Common shall be made without charge to the holders of such Class L Common for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Class A Common. Upon conversion of each

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

share of Class L Common, the Corporation shall take all such actions as are necessary in order to insure that the Class A Common issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

     5D. The Corporation shall not close its books against the transfer of Class L Common or of Class A Common issued or issuable upon conversion of Class L Common in any manner which interferes with the timely conversion of Class L Common. The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     5E. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class L Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class L Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violations of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Class A Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class L Common.

     Section 6.     Registration or Transfer.  The Corporation shall keep at its
                    ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Shares. Upon the surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 7.     Replacement.  Upon receipt of evidence reasonably
                    -----------
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of

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indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 8.     Notices.  All notices referred to herein shall be in
                    -------
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 9.     Fractional Shares.  In no event will holders of fractional
                    -----------------
shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

     Section 10.    Amendment and Waiver.  No amendment or waiver of any
                    --------------------
provision of this Article IV shall be effective without the prior written consent of the holders of a majority of the then outstanding Common Shares voting as a single class; provided that no amendment as to any terms or provisions of, or for the benefit of, any class of Common Shares that adversely affects the powers, preferences or special rights of such class of Common Shares shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such affected class of Common Shares, voting as a single class.

                                C.  DEFINITIONS
                                    -----------

     "Affiliate" means, when used with reference to a specified Person, any
      ---------
Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

     "Business Corporation Law of 1988" means the Business Corporation Law of
      --------------------------------
1988 of the State of Pennsylvania, as amended from time to time.

     "Common Stock" means, collectively, the Corporation's Class A Common Stock,
      ------------
Class B Common Stock and Class L Common Stock and any other class of capital stock of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or

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

stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Cost" of each share of Class L Common shall be equal to $18.00 per share
      ----
(as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class L Common).

     "Distribution" means each distribution made by the Corporation to holders
      ------------
of Common Shares, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason or (b) any recapitalization or exchange of any Common Shares, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

     "Family Group" means a Person's spouse and descendants (whether natural or
      ------------
adopted) and any trust solely for the benefit of such Person and/or such Person's spouse and/or descendants (natural or adopted) of a Person and any corporation, limited liability company, partnership or other entity, the entity holders of which solely include such Person, his or her spouse or descendants (natural or adopted) or any trust for the benefit of such Person, his or her spouse or descendants (natural or adopted).

     "Initial Public Offering" means the initial offering by the Corporation of
      -----------------------
its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that an Initial Public Offering shall not include an offering made in
-------- ----
connection with a business acquisition or a combination of an employee benefit plan.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

     "Unpaid Yield" of any share of Class L Common means an amount equal to the
      ------------
excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

     "Unreturned Cost" of any share of Class L Common means an amount equal to
      ---------------
the excess, if any, of (a) the Cost of such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of the Cost of such share.

     "Yield" means, with respect to each outstanding share of Class L Common for
      -----
each calendar quarter, the amount accruing on such share each day during such quarter at the rate of

9% per annum of the sum of (a) such share's Unreturned Cost, plus (b) Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made to the Class L Common during a calendar quarter, the portion of a Class L Common share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.


                                 ARTICLE FIVE
                                 ------------

     The corporation is to have perpetual existence.


                                  ARTICLE SIX
                                  -----------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.


                                 ARTICLE SEVEN
                                 -------------

 Meetings of stockholders may be held within or without the State of Pennsylvania, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Pennsylvania at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                 ARTICLE EIGHT
                                 -------------

 To the fullest extent permitted by the Business Corporation Law of the State of Pennsylvania as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


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

                                 ARTICLE NINE
                                 ------------

 The corporation expressly elects not to be governed by Section 2538 (Adoption of Transactions with Interested Shareholders) and the provisions contained in Subchapters E (Control Transactions), G (Control-Share Acquisitions), H (Disgorgement by Certain Controlling Shareholders for Employees Terminated Following Attempts to Acquire Control), I (Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions) and J (Business Combination Transactions - Labor Contracts) of Chapter 25 of the Business Corporation Law of the State of Pennsylvania.


                                  ARTICLE TEN
                                  -----------

 The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Pennsylvania, and all rights conferred upon stockholders herein are granted subject to this reservation.

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